Exhibit 1.1
Linkage Technologies International Holdings Limited
10,200,000 America Depositary Shares
Each Representing 102,000,000 Ordinary Shares
($0.01 par value per ordinary share)
Underwriting Agreement
New York, New York
   , 2009
Citigroup Global Markets Inc.
Barclays Capital Inc.
As Representatives of the several Underwriters named in Schedule I-A hereto,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          Linkage Technologies International Holdings Limited, an exempted limited liability company organized under the laws of the Cayman Islands (the “Company”) proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of 10,200,000 American Depositary Shares (the “ADSs”), representing 102,000,000 ordinary shares, $0.01 par value (“Ordinary Shares”) of the Company (said ADSs to be sold by the Company being hereinafter called the “Underwritten Securities”). LT International Limited, an existing shareholder of the Company which is a limited liability company organized under the laws of British Virgin Islands (the “Selling Shareholder”), also proposes to grant to the Underwriters an option to purchase up to 1,530,000 additional American Depositary Shares to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Certain terms used herein are defined in Section 25 hereof.
          The ADSs to be purchased by the Underwriters will be evidenced by American Depositary Receipts (the “ADRs”) to be issued pursuant to a deposit agreement, dated as of [], 2009 (the “Deposit Agreement”), entered into among the Company, Citibank, N.A. (the “Depositary”) and all holders from time to time of the ADSs. Unless the context requires otherwise, the terms “Underwritten Securities,” “Option Securities” and “Securities” shall be deemed to refer to the Ordinary Shares underlying such securities as well as, in each case, any ADSs representing such securities and the ADRs evidencing such ADSs.
          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

     (a) The Company has prepared and filed with the Commission a registration statement (file number 333-163185) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information with respect to the Underlying Shares (as defined herein) and the offering thereof in the form of ADSs required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
     (b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.
     (c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 10 (c) hereof.
     (d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 10 (c) hereof. The Company has not taken any action that will require any “road show” (as defined in Rule 433) in connection with the offering of the Securities to be filed with the Commission pursuant to the Securities Laws.
     (f) Each of the Company, Linkage Technologies Investment Limited, Hong Kong Linkage Technology Limited, Linkage Technology (Nanjing) Co., Ltd. and Suzhou United New Science and Technology Corporation (each a “Subsidiary” and collectively, the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification. The Company does not own or control, directly or indirectly, any company, association or entity other than the Subsidiaries.
     (g) The Company has an authorized capitalization as set forth in the Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, conform to the description thereof contained in the Preliminary Prospectus and were issued in compliance with federal securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the Preliminary Prospectus and were issued in compliance with federal securities laws. All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
     (h) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the ADR Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Business,” “PRC Government Regulations,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” and “Taxation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material aspects of such legal matters, agreements, documents or proceedings.
     (i) Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.
     (j) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the Commission thereunder.
     (k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except such as have been obtained under the Act, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus, and such as otherwise disclosed in the Disclosure Package and the Prospectus.
     (l) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the organizational documents of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) subject to the risks and uncertainties relating to the M&A Rules (as defined in paragraph (uu) of this section) as disclosed in the

Disclosure Package and the Prospectus, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties.
     (m) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
     (n) The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Laws.
     (o) The consolidated historical financial statements and schedules of the Company and its consolidated Subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement together with the related notes present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles of the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Information” and “Recent Development” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.
     (p) Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest reviewed financial statements included in the Preliminary Prospectus, any adverse change, or any development known to the Company involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries taken as a whole, in each case except as could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, shareholders’ equity, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).
     (q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the Deposit Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect.
     (r) The Company and each of its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as (i) are described in the Disclosure Package and the Prospectus (exclusive of any supplement to the Prospectus) or statutory restrictions imposed by PRC law, or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and all assets held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its Subsidiaries. Each of the Company and its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.
     (s) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, in the cases of items (ii) and (iii), for such violations or defaults as would not have a Material Adverse Effect and except as otherwise disclosed in the Disclosure Package and the Prospectus (exclusive of any supplement to the Prospectus).
     (t) Each of the material contracts listed in Schedule III attached to this Agreement has been duly authorized, executed and delivered by the parties therein, and constitutes a legally valid and binding obligation of the parties therein, enforceable against the parties therein in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles.
     (u) Deloitte Touche Tohmatsu CPA Ltd., who has certified certain financial statements of the Company and its consolidated Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     (v) Except as disclosed in the Disclosure Package and the Prospectus (exclusive of any supplement to the Prospectus), no transaction, stamp, capital or other issuance, registration, transfer or withholding taxes, duties or charges are payable in the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands by or on behalf of the Underwriters to any PRC, Hong Kong, British Virgin Islands or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Ordinary Shares represented by the Securities, the issuance of the Securities by the Depositary, and the delivery of the Securities to or for the account of the Underwriters; (B) the purchase from the Company and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof, (C) the deposit of the Ordinary Shares with the Depositary and the Custodian (each as defined in the Deposit Agreement) and the issuance and delivery of the ADRs, or (D) the execution and delivery of this Agreement by the Underwriters or the Deposit Agreement.
     (w) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Prospectus and the Prospectus accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its Subsidiaries and that require management’s most difficult, subjective or complex judgments (the “Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Board and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Disclosure Package and the Prospectus.
     (x) The Company has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, other than those for which adequate reserves have been provided..
     (y) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s best knowledge after due inquiry, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.
     (z) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably deems adequate and as are customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
     (aa) Except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement to the Prospectus), (i) no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company; (ii) dividends declared or other distributions with respect to after-tax retained earnings on the equity interests of any Subsidiary organized under the laws of the PRC may under the current laws and regulations of the PRC be paid to the Company or any other Subsidiary of the Company (other than any Subsidiary organized under the laws of the PRC) in U.S. dollars, and, all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and may otherwise be paid free and clear of any other tax, withholding or deduction in the PRC and without the necessity of obtaining any governmental authorization in the PRC.
     (bb) Except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement to the Prospectus), the Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where the lack of which would not, individually or in the aggregate, have a Material Adverse Effect and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
     (cc) Except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement to the Prospectus), the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls are, or upon consummation of the offering of the Securities will be, overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with the rules of the New York Stock Exchange. Except as disclosed in the Disclosure Package and the Prospectus (exclusive of any supplement to the Prospectus), the Company has not publicly disclosed or reported to the Audit Committee or the Board of Directors (the “Board”) of the Company, and is not currently aware of a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls, any violation of, or failure to comply with, the Securities Laws, or any matter that, if determined adversely, would have a Material Adverse Effect.
     (dd) (i) The Company and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its Subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company and its Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) except as disclosed in the Preliminary Prospectus, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
     (ee) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (ff) The Company and its Subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law.
     (gg) Except as disclosed in the Disclosure Package and the Prospectus (exclusive of any supplement to the Prospectus), (i) neither the Company nor any of its Subsidiaries has any obligation to provide retirement, death or disability benefits to any of their present or past employees of the Company and its Subsidiaries or to any other person, and (ii) the Company and its Subsidiaries are in compliance with all applicable laws relating to employee benefits in all material respects.
     (hh) The Company has taken all necessary actions in order to be, upon the effectiveness of the Registration Statement, in compliance with provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and, in respect of provisions of the Sarbanes Oxley Act that are not then but will later become applicable to it, the Company is actively taking steps in order to be in compliance with such other provisions of the Sarbanes Oxley Act when these provisions become applicable to it, at all times after the effectiveness of the Registration Statement.
     (ii) Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company after due inquiry, any director, officer, agent or employee of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office or any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office, in contravention of the FCPA, for purposes of (A) (i) influencing any act or decision of such foreign official, political party, party official, or candidate in his/its official capacity, (ii) inducing such foreign official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such official, party or candidate or (iii) securing any improper advantage; or (B) inducing such foreign official, political party, party official, or candidate to use his or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist the Company or any of its Subsidiaries in obtaining or retaining business for or with, or directing business to, any person; and the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, its affiliates have conducted their businesses in compliance with the FCPA. Neither the Company or any of its Subsidiaries nor, to the best knowledge of the Company after due inquiry, any of their respective officers, employees, directors, representatives or agents has offered, promised, authorized or made, directly or indirectly, any payments or other inducements as specified in the preceding sentence to a government official, political party, party official or candidate in violation of either Cayman Islands or PRC law against improper payments. Notwithstanding provisions under the preceding sentences, any facilitating or expediting payment made to a government official, political party, party official or candidate for the purpose of expediting or securing the performance of a routine governmental action by such official, party or candidate shall not constitute a breach of the representation made in this paragraph.

     (jj) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (kk) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ll) The Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Preliminary Prospectus and the Prospectus under the caption “Business—Intellectual Property,” and under the related risk factors, (a) to the Company’s best knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Company’s best knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the Company’s best knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company’s best knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent that is licensed and is being transferred to the Company invalid or any U.S. patent application that is being transferred to the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.
     (mm) Except as disclosed in the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.
     (nn) Neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC, New York or United States federal law; and, to the extent that the Company, any of its Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 20 of this Agreement and Section 7.6 of the Deposit Agreement.
     (oo) The Company has filed with the Commission a registration statement (file number 333-163213) on Form F-6 for the registration under the Act of the offering and sale of the ADSs. Such ADR Registration Statement, including any amendments thereto filed prior to the Execution Time, has been furnished or made available to you. Such ADR Registration Statement at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act at the time of its Effective Date and at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     (pp) The Underlying Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and nonassessable, will conform to the description thereof contained in the Preliminary Prospectus and Prospectus, will be issued in compliance with federal securities laws and will be free of statutory and contractual preemptive rights, right of first refusal and similar rights. Upon issuance by the Depositary of ADRs evidencing ADSs against deposit of Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Securities, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.
     (qq) The application of the net proceeds to be received by the Company from the issue and sales of the ADSs and the Underlying Shares as contemplated by the Disclosure Schedule and the Prospectus will not contravene any provision of applicable PRC Laws, or the Articles of Association, other constituent documents or the business license of any of its Subsidiaries or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon any of the Subsidiaries, or any judgment, order or decree of any governmental agency in the PRC.
     (rr) Except as described in the Disclosure Package and the Prospectus (exclusive of any supplement to the Prospectus), including the risk factor set froth in “Risk Factors–Risks Related to Doing Business in China — If we were deemed a “resident enterprise by PRC tax authorities, we could be subject to tax on our global income at the rate of 25% under the New CIT Law and our non-PRC shareholders could be subject to certain PRC tax”, all dividends and other distributions declared and payable on the Ordinary Shares may under current Cayman Islands, British Virgin Islands, Hong Kong and PRC law and regulations be paid to the Depositary and to the holders of Securities, as the case may be, in United States dollars and may be converted into foreign currency that may be transferred out of the Cayman Islands, British Virgin Islands, Hong Kong and the PRC in accordance with the Deposit Agreement, and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, British Virgin Islands, Hong Kong or the PRC, will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, British Virgin Islands, Hong Kong and the PRC, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, British Virgin Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, British Virgin Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein.
     (ss) The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and does not expect to become a PFIC in the taxable year ending December 31, 2009.

The Company has no plan or intention to operate in such a manner that would reasonably be expected to result in the Company becoming a PFIC in future taxable years.
     (tt) The Company has taken all reasonable steps to cause all of the Company’s shareholders and option holders who are residents or citizens of the PRC, to comply with any applicable rules and regulations of the State Administration of Foreign Exchange relating to such shareholders’ and option holders’ shareholding with the Company (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each shareholder or option holder that is, or is directly or indirectly owned or controlled by, a resident or citizen of the PRC, to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
     (uu) The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of China on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Based on such legal advice, the Company confirms with the Underwriters:
     (A) The issuance and sale of the Ordinary Shares and the ADSs, the listing and trading of the Securities on the New York Stock Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof, at the Closing Date or on each settlement date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (collectively, the “M&A Rules and Related Clarifications”).
     (B) As of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Ordinary Shares and the ADSs, the listing and trading of the Securities on the New York Stock Exchange, or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement.
     (C) The statements set forth in the Preliminary Prospectus included in the Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Relating to Doing Business in the PRC—The approval of the

China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering under a recently adopted PRC regulation. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions,” when taken together with the statements under “Regulation—Regulations of Overseas Investments and Listings,” is fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.
     (vv) Any statistical and market-related data included in the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, except for data released by the relevant PRC government authority, the Company has obtained the written consent to the use of such data from such sources and, such consent has not been revoked.
     (ww) Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (xx) During the past three years, there has been no material relationships or transactions between the Company, any of its subsidiaries on one hand and their respective 10% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand, that are not disclosed in the Disclosure Package and the Prospectus.
     (yy) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.
     (zz) This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with their respective terms and the laws of the Cayman Islands; and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement and the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement or any other document be filed or recorded with any court or other authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder.
     (aaa) The choice of law provision set forth in Section 18 of this Agreement and in the Deposit Agreement is a legal and valid choice of law under the laws of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC and will be honored by courts in the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 20 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly and effectively submitted to the personal jurisdiction of each of the New York Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 20 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 20 of this Agreement and Section 7.6 of the Deposit Agreement.
     (bbb) Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under New York law in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court.
     (ccc) The Company has not distributed and, prior to the later of the Closing Date or any settlement date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule II hereto.
     (ddd) There are no affiliations or associations between any member of the Financial Industry Regulatory Authority (formerly known as the National Association of Securities Dealers, Inc.) (the “FINRA”) and any of the officers or directors of the Company, its Subsidiaries or holders of 5% or greater of the outstanding securities of the Company.
     (eee) Neither the Company nor any of its Subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts that are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.
     (fff) Each officer, director, shareholder and option holder of the Company listed on Schedule IV to this Agreement has furnished to the Representatives, prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit A hereto (each such letter a “Lock-Up Agreement”).

     (ggg) The ADSs have been approved for listing on the New York Stock Exchange, subject only to notice of issuance. .
          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2.
     (a) The Selling Shareholder has been duly organized and is validly existing and in good standing as a company or a partnership, as the case may be, in its jurisdiction of formation.
     (b) The Selling Shareholder has and on the Closing Date hereinafter mentioned will have valid and unencumbered title to the Underwritten Securities to be delivered by the Selling Shareholder on the Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Ordinary Shares underlying the Underwritten Securities to be delivered by the Selling Shareholder on the Closing Date hereunder; and upon the delivery of and payment for the Underwritten Securities on the Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Underwritten Securities to be delivered by the Selling Shareholder on the Closing Date.
     (c) The Ordinary Shares represented by the Underwritten Securities to be sold by the Selling Shareholder may be freely deposited by the Selling Shareholder with the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing the Underwritten Securities representing such Ordinary Shares so deposited by the Selling Shareholder.
     (d) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained or made by the Selling Shareholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Underwritten Securities sold by the Selling Shareholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.
     (e) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Shareholder or any properties of the Selling

Shareholder or any agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the properties of the Selling Shareholder is subject, or the organizational documents the Selling Shareholder that is a corporation.
     (f) Each of this Agreement and the Lock-up Agreement has been duly authorized, executed and delivered by the Selling Shareholder and constitutes the valid and legally binding obligation of the Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (g) The statements in the sections entitled “Principal and Selling Shareholders” relating to the Selling Shareholder in the Disclosure Package and the Prospectus did not and do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (h) The sale of the Underwritten Securities by the Selling Shareholder pursuant to this Agreement is (i) not prompted by any material information concerning the Company or any of its Subsidiaries that is not set forth in the Disclosure Package and the Prospectus and (ii) except as disclosed in the Disclosure Package and the Prospectus, complies with all applicable law and the Company’s policy relating to the sale of securities by its affiliates.
     (i) There are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against the Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (j) The Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underwritten Securities.

     (k) Upon payment for the Underwritten Securities sold by the Selling Shareholder under this Agreement and the delivery by the Selling Shareholder to DTC (as defined below) or its agent of the Underwritten Securities in book entry form to a securities account maintained by the Representatives at the DTC or its nominee, and payment therefor in accordance with this Agreement, the Underwriters will acquire a securities entitlement (within the meaning of Section 8-501 of the Uniform Commercial Code (the “UCC”)) with respect to such Underwritten Securities, and no action based on an “adverse claim” (as defined in UCC Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of UCC Section 8-105.
     (l) The questionnaire containing certain information regarding the Selling Shareholder completed by the Selling Shareholder and submitted to the Company on or before the date hereof does not and as of the Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     (m) The Selling Shareholder has no affiliations or associations with any member of FINRA; and none of the proceeds received by the Selling Shareholder from the sale of the Underwritten Securities to be sold by the Selling Shareholder hereunder will be paid to a member of the FINRA or any affiliate (or person “associated with,” as such terms are used in the rules of the FINRA).
     (n) Except as disclosed in the Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration, transfer or withholding taxes, duties or charges are payable in the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands by or on behalf of the Underwriters to any PRC, Hong Kong, British Virgin Islands or Cayman Islands taxing authority in connection with (A) the sale and delivery of the Ordinary Shares represented by the Underwritten Securities by the Selling Shareholder, the issuance of the Securities by the Depositary, and the delivery of the Underwritten Securities sold by the Selling Shareholder to or for the account of the Underwriters; (B) the purchase from the Selling Shareholder and the initial sale and delivery by the Underwriters of the Underwritten Securities to purchasers thereof, (C) the deposit of the Ordinary Shares with the Depositary and the Custodian (each as defined in the Deposit Agreement) and the issuance and delivery of the ADRs, or (D) the execution and delivery of this Agreement.
     (o) The Selling Shareholder has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Underwritten Securities by the Selling Shareholder, including any “free writing prospectus” (as defined in Rule 405).
     (p) The Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Securities.

     (q) The Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Ordinary Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement; and the Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the Disclosure Package and the Prospectus.
     (r) Neither the Selling Shareholder nor any of its respective officers, employees, directors, representatives, consultants or agents or any person acting on behalf of the Selling Shareholder is currently subject to any sanctions administered by OFAC; and the Selling Shareholder will not directly or indirectly use the proceeds from the sale of the Underwritten Securities to the Underwriters hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (s) None of the Selling Shareholder, its subsidiaries or any of their respective officers and executive directors has violated, and the Selling Shareholder’s participation in this offering will violate any Money Laundering Laws and no action, suit or proceeding by or before any court or government agency, authority or body or any arbitrator involving the Company, any of its Subsidiaries, the Selling Shareholder or any of its subsidiaries with respect to the Money Laundering Laws is pending or threatened.
     (t) Neither the Selling Shareholder nor its properties, assets or revenues has any right of immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC, New York or United States federal law; and, to the extent that the Selling Shareholder or any of its properties, assets or revenues may has or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Selling Shareholder waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 20 of this Agreement and Section 7.6 of the Deposit Agreement.
Any certificate signed by any officer or director of the Selling Shareholder and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Selling Shareholder, as to matters covered thereby, to each Underwriter.
     3. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell 10,200,000 ADSs and each Underwriter agrees, severally and not jointly, to purchase from the Company,

at a purchase price of $         per ADS, that number of the Underwritten Securities that set forth opposite to the name of such Underwriter in Schedule I. The respective purchase obligations of the Underwriters with respect to the Underwritten Securities shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,530,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Selling Shareholder setting forth the number of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
          4. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on      , 2009, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company and the Selling Shareholder or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the orders of the Company and the Selling Shareholder by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Shareholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          If the option provided for in Section 3(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Selling Shareholder will deliver the Option Securities (at the expense of the Selling Shareholder) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Shareholder by wire transfer payable in same-day funds to an account specified by the Selling Shareholder. If settlement for the Option Securities occurs after the Closing Date, the Selling Shareholder will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates or letters delivered on the Closing Date pursuant to Section 8 hereof.
          5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.
     6. Agreements of the Company. The Company agrees with the several Underwriters that:
     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (c) As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.
     (e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.
     (f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (g) Beginning on the date hereof and ending on, and including, the date that is 180 days after the date hereof (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares; or publicly announce an intention to effect any such transaction, provided, however, that the Company may issue and sell Ordinary Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the Lock-up Period pursuant to the lockup letters described in Section 1(fff) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.
     (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or rules and regulations thereunder, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (iv) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA [(including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings)]; (viii) the transportation and other expenses incurred by or reasonably incurred on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. For the avoidance of doubt, all of the transportation and accommodation expenses incurred by or on behalf of any Underwriter representatives in connection with presentation in road shows to prospective purchases of the Securities will be born by the Underwriters.
     (j) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (k) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds” and file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Act.
     (l) The Company will use its best efforts to effect and maintain the listing of the ADSs on the New York Stock Exchange.
     (m) The Company, during the period when the Prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder. During the three-year period after the date of this Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year (if any); and the Company will furnish to the Representatives as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to shareholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”)

reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.
     (n) The Company shall use reasonable efforts to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, residents or citizens of the PRC, to comply with the SAFE Rules and Regulations applicable to them, including without limitation, requesting each such shareholder and option holder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
     (o) The Company shall at all times after the Closing Date maintain transfer restrictions with respect to the Company’s ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares.
     (p) The Company will comply with the terms of the Deposit Agreement so that the ADRs evidencing the ADSs will be executed by the Depositary and delivered to each Underwriter’s participant account in The Depository Trust Company, pursuant to this Agreement at the Closing Date or any settlement date.
     (q) The Company will indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, transfer or withholding taxes, duties or charges are payable in the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands, including any interest and penalties, on the creation, issue and sale of the Underlying Shares and the ADSs and on the execution and delivery of this Agreement. All payments to be made by the Company to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay to the Underwriters such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
     7. Agreements of the Selling Shareholder. The Selling Shareholder agrees with the several Underwriters that:
     (a) The Selling Shareholder will pay all expenses incident to the performance of its respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and share transfer taxes, if any, payable upon the sale of the Underwritten Securities by the Selling Shareholder to the Underwriters, (ii) the fees and disbursements of its respective local counsel and accountants, except for the fees and expenses, if any, incurred by the Company’s counsel on behalf of the Selling Shareholder which will be borne by the Company, (iii) to the extent applicable, any fees and expenses of the authorized agent for service of process in the State of New York, County of New York in any action arising out of or relating to this Agreement, and

(iv) all other expenses and taxes incident to the sale and delivery of the Underwritten Securities to be sold by the Selling Shareholder hereunder, to the extent not covered by the foregoing or required to be paid for by the Company hereunder.
     (b) The Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Underwritten Securities by the Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by the Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Selling Shareholder or the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
     (c) The Underwritten Securities to be sold by the Selling Shareholder hereunder are subject to the interest of the Underwriters and the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law, or the occurrence of any other event.
     (d) The Selling Shareholder will not (and will cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Underwritten Securities.
     (e) The Selling Shareholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 or Form W 8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
          8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Sections 3 and 4 hereof, to the accuracy of the statements of the Company and the Selling Shareholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective obligations hereunder and to the following additional conditions:
     (a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by

Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (c) The Company shall have requested and caused Latham & Watkins, special U.S. counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit B-1 hereto.
     (d) The Company shall have requested and caused Conyers, Dill & Pearman, Cayman Islands counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit B-2 hereto.
     (e) The Company shall have requested and caused Conyers, Dill & Pearman, British Virgin Islands counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit B-3 hereto.
     (f) [The Company shall have requested and caused [         ], Hong Kong counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit B-4 hereto.]
     (g) The Company shall have requested and caused Global Law Office, PRC counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit B-5 hereto.
     (h) The Company shall have requested and caused Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit B-6 hereto.
     (i) The Company shall have requested and caused Latham & Watkins, US counsel for the Selling Shareholder, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit B-7 hereto.
     (j) The Company shall have requested and caused Conyers Dill & Pearman, British Virgin Islands counsel for the Selling Shareholder, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit B-8 hereto.
     (k) The Representatives shall have received from Milbank Tweed Hadley & McCloy LLP, special US counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives.

     (l) The Representatives shall have received from Commerce and Finance Law Offices, PRC counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives.
     (m) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the chief financial officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as any each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;
     (iii) There has been no adverse legislative or regulatory developments as described in Section 8(k); and
     (iv) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement to the Prospectus), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement to the Prospectus).
     (n) The Representatives shall have received a certificate, dated such Closing Date, of an authorized representative of the Selling Shareholder in which such authorized representative shall state that the representations and warranties of the Selling Shareholder in this Agreement are true and correct and the Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.
     (o) There shall not have been any material adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications that, in the judgment of the Representatives’ PRC counsel (after consultation with the Company’s PRC counsel), would make it inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Closing Date on the terms and in the manner contemplated in this Agreement.

     (p) The Company shall have requested and caused Deloitte Touche Tohmatsu CPA Ltd. to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, substantially to the effect set forth in Exhibit C hereto.
     (q) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (m) of this Section 8 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement to the Prospectus) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (r) The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the Representatives and the Deposit Agreement shall be in full force and effect.
     (s) The Depositary shall have furnished or caused to be furnished to the Representatives certificates satisfactory to the Representatives evidencing the deposit with the Custodian of the Underlying Shares in respect of which ADSs to be purchased by the Underwriters on the Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.
     (t) At the Execution Time, the Company shall have furnished to the Representatives a Lock-Up Agreement from each officer, director, shareholder and option holder of the Company listed on Schedule IV to this Agreement.
     (u) The Company shall have issued a side letter to the Depositary, in a form reasonably agreeable to the Representatives, whereby the Company instructs the Depositary, and the Depositary agrees, not to accept any deposit of Ordinary Shares or issue ADSs for a period of 180 days after the date of the Prospectus and the Company has separately issued an undertaking letter addressed to the Representatives whereby it agrees not to give instruction to the Depositary that will allow the deposit of Ordinary Shares or the issuance of ADSs for the foregoing 180-day period without the consent of the Representatives.

     (v) The FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (w) At the Closing Date, the Securities shall have been approved for listing and trading on the New York Stock Exchange, subject only to official notice of issuance and evidence of satisfactory distribution. and
     (x) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 8 shall be delivered at the office of Milbank Tweed Hadley & McCloy LLP, counsel for the Underwriters, at 3007 Alexandra House, 18 Chater Road, Central, Hong Kong, on the Closing Date.
          9. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     10. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any “blue sky” application or other document prepared or executed by the Company (or based on any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) The Selling Shareholder will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that such untrue statement, alleged untrue statement of a material fact, omission or alleged omission to state a material fact is based upon written information furnished to the Company by the Selling Shareholder and provided, further, that the liability of the Selling Shareholder pursuant to this subsection (b) shall not exceed the aggregate proceeds received after underwriting commissions and discounts, but before expenses, from the sale of Underwritten Securities by the Selling Shareholder pursuant to this Agreement.
     (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, the Selling Shareholder and each person who controls the Company or the Selling Shareholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company or the Selling Shareholder to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability under which any Underwriter may otherwise have. Each of the Company and the Selling Shareholder acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.
     (d) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, each indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one such separate counsel for each indemnified party if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual or potential conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party and, without having separate counsel, the interests of the indemnified parties may be materially prejudiced, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party.
     (e) In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholder and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Selling Shareholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholder and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Shareholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Shareholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Selling Shareholder within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company or the

Selling Shareholder, subject in each case to the applicable terms and conditions of this paragraph (e).
          11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I-A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          12. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Shareholder prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement to the Prospectus), except as disclosed in the Preliminary Prospectus and the Prospectus, there has been a Material Adverse Effect, (ii) trading in securities generally on the Nasdaq Global Market, or the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been established on either of such exchanges, (iii) a general moratorium on commercial banking activities shall have been declared by U.S. Federal, New York State, Cayman Islands, Hong Kong or PRC authorities or (iv) there shall have occurred any material adverse change in the financial markets in the United States or the international financial markets, outbreak or escalation of hostilities, declaration by the United States, the Cayman Islands, Hong Kong or the PRC of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).
          13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, and of the Selling Shareholder or its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Selling Shareholder, or any of the officers, directors, agents or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 1, 9 and 10 hereof shall survive the termination or cancellation of this Agreement.
          14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, and to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; or, if sent to the Company, will be mailed, delivered or telefaxed to         [facsimile number] and confirmed to it at [No. 16 Building, No. 12 Dinghuamen, Nanjing 210013, People’s Republic of China], attention of [the Legal Department], or, if sent to the Selling Shareholder, will be mailed, delivered or telefaxed to          [facsimile number] and confirmed to it at [No. 16 Building, No. 12 Dinghuamen, Nanjing 210013, People’s Republic of China], attention of [].
          15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.
          16. Research Analysts Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          17. No fiduciary duty. Each of the Company and the Selling Shareholder hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Shareholder and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Selling Shareholder agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Shareholder on related or other matters), including the sufficiency of the offering price. Each of the Company and the Selling Shareholder agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Selling Shareholder, in connection with such transaction or the process leading thereto.
          18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
          19. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          20. Jurisdiction. Each of the Company and the Selling Shareholder agrees that any suit, action or proceeding against the Company and the Selling Shareholder brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and the Selling Shareholder has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and the Selling Shareholder hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholder. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in any court of competent jurisdiction in the Cayman Islands.
          The provisions of this Section 20 shall survive any termination of this Agreement, in whole or in part.
          21. Currency. Each reference in this Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of the Company and the Selling Shareholder in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company or the Selling Shareholder making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of any of the Company or the Selling Shareholder not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.
          22. Waiver of Jury Trial. Each of the Company and the Selling Shareholder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          23. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          24. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          25. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “ADR Registration Statement” shall mean the registration statement referred in Section 1(oo) above, including all exhibits thereto, each as amended at the time the registration statement became effective.
          “Agreement” shall mean this agreement relating to the sale of the Securities by the Company to the Underwriters.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City, Hong Kong or the PRC.
          “Commission” shall mean the Securities and Exchange Commission.
          “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

          “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “New York Courts” shall mean each U.S. federal court and New York state court located in the Borough of Manhattan, in The City of New York, the State of New York, United States.
          “Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
          “Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.
          “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
          “Rule 158”, “Rule 172”, “Rule 405”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.
          “Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
          “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
          “Securities Laws” shall mean collectively, the Act, the Exchange Act, the rules and regulations of the Commission, the Sarbanes Oxley Act, the auditing principles, rules,

standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange.
          “Underlying Shares” shall mean the Ordinary Shares that will be represented by the ADSs.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholder and the several Underwriters.

Very truly yours, Linkage Technologies International Holdings Limited
By:
Name:
Title:

LT International Limited
By:
Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.
By:
Name:
Title:

Barclays Capital Inc.
By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Number of Underwritten Securities
Underwriters	to be Purchased
Citigroup Global Markets Inc.
Barclays Capital Inc.
Piper Jaffray & Co.
Susquehanna International Group
Wedbush Morgan Securities Inc.

Total

SCHEDULE III
Schedule of Material Contracts
1.	Trademark License Agreements, dated October 10, 2008, between Linkage Technology (Nanjing) Co., Ltd. and Lianchuang Technology Company Limited.

2.	Supplementary Agreement to the Trademark License Agreements, dated July 28, 2009, between Linkage Technology (Nanjing) Co., Ltd. and Lianchuang Technology Company Limited.

3.	Patent Application Technology Licensing Agreement, dated June 23, 2009, between Linkage Technology (Nanjing) Co., Ltd. and Lianchuang Technology Company Limited.

4.	Patent and Patent Application Assignment Agreement, dated June 23, 2009, between Linkage Technology (Nanjing) Co., Ltd. and Lianchuang Technology Company Limited.

5.	Non-competition Commitment Letter, dated July 28, 2009, issued by Lianchuang Technology Company Limited.

6.	Share Transfer Agreements, dated October 7, 2008, between LT International Limited, HF International Limited and WT Investment Co., Ltd and the Registrant.

7.	Memorandum of Understanding, dated September 17, 2009, between Linkage Technology (Nanjing) Co., Ltd. and Lianchuang Technology Company Limited.

8.	Confidentiality Agreement between Linkage Technology (Nanjing) Co., Ltd. and its senior executive officers

SCHEDULE II
Schedule of Free Writing Prospectuses included in the Disclosure Package
[list all FWPs included in the Disclosure Package]

2

SCHEDULE III
Schedule of Material Contracts

SCHEDULE IV
Shareholders or Option Holders Subject to the Lock-up Agreement

EXHIBIT A
[Form of Lock-Up Agreement]
November     , 2009
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Barclays Capital Inc.
745 Seventh Avenue,
New York, New York 10019
As Representatives of the several Underwriters named in the Underwriting Agreement
Ladies and Gentlemen:
          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Linkage Technologies International Holdings Limited, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of ordinary shares, par value $0.01 per share (the “Ordinary Shares”), of the Company, represented by American Depositary Shares (“ADSs”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement.
In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Barclays Captial Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares or ADSs or any securities convertible into, or exercisable or exchangeable for Ordinary Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-up Period”).
The above restrictions shall not apply to (i) transfers of Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs acquired in open market transactions after completion of the Public Offering, provided that it shall be a precondition to any such transaction that no filing or other public announcement by any party under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfers, (ii) transfers of Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs as bona fide gifts approved by Citigroup Global Markets Inc. and Barclays Capital Inc., provided that the donee agrees to be bound in writing by the same restrictions set forth herein, (iii) transfers by the undersigned to an affiliate or another entity whose owners, beneficiaries or limited partners, as the case may be, are drawn solely from a group consisting of the undersigned, provided that such transfers are not dispositions for value and that each such transferee agrees to be bound in writing by the same restrictions set forth herein, or (iv) transfers of any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs by the undersigned to its members or shareholders in the case where the undersigned is a limited liability company, provided that such transfers are not dispositions for value and that each such transferee agrees to be bound in writing by the same restrictions set forth herein.
     If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-up Period, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. and and Barclays Captial Inc., waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.
          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,
[Signature of officer, director or major stockholder]
[Name and address of officer, director or major stockholder]

EXHIBIT B-1
[Form of Company’s US Counsel Opinion]

EXHIBIT B-2
[Form of Company’s Cayman Counsel Opinion]

EXHIBIT B-3
[Form of Company’s British Virgin Islands Counsel Opinion]

EXHIBIT B-4
[Form of Company’s Hong Kong Counsel Opinion]

EXHIBIT B-5
[Form of Company’s PRC Counsel Opinion]

EXHIBIT B-6
[Form of Depositary’s Counsel Opinion]

EXHIBIT B-7
[Form of Selling Shareholder’s US Counsel Opinion]

[Form of Selling Shareholder’s BVI Counsel Opinion]	EXHIBIT B-8

[Form of Deloitte’s Comfort Letter]	EXHIBIT C